SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-6463
SERIES NO.: 5



74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       13,512
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                        4,204
       Class C                                                        1,140




74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 22.94
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 21.54
       Class C                                                      $ 21.55